Exhibit 99.1

Gladstone Investment Announces Monthly Cash Distributions for

January, February, and March 2021, and

Third Fiscal Quarter Earnings Release and Conference Call Dates

MCLEAN, VA, January 12, 2021 – Gladstone Investment Corporation (Nasdaq: GAIN) (the “Company”) announced today that its board of directors declared the following monthly cash distributions to preferred and common stockholders. The Company also announced its plan to report earnings for its third fiscal quarter ended December 31, 2020.

Common Stock: $0.07 per share of common stock for each of January, February, and March 2021, payable per the table below.

Record Date	Payment Date	Cash Distribution
January 22	January 29	$0.07
February 17	February 26	$0.07
March 18	March 31	$0.07

Total for the Quarter:		$0.21

Series D Term Preferred Stock: $0.13020833 per share of the Company’s 6.25% Series D Cumulative Term Preferred Stock (“Series D Term Preferred Stock”) for each of January, February, and March 2021, payable per the table below. The Series D Term Preferred Stock trades on the Nasdaq under the symbol “GAINM.”

Record Date	Payment Date	Cash Distribution
January 22	January 29	$0.13020833
February 17	February 26	$0.13020833
March 18	March 31	$0.13020833

Total for the Quarter:		$0.39062499

Series E Term Preferred Stock: $0.1328125 per share of the Company’s 6.375% Series E Cumulative Term Preferred Stock (“Series E Term Preferred Stock”) for each of January, February, and March 2021, payable per the table below. The Series E Term Preferred Stock trades on the Nasdaq under the symbol “GAINL.”

Record Date	Payment Date	Cash Distribution
January 22	January 29	$0.1328125
February 17	February 26	$0.1328125
March 18	March 31	$0.1328125

Total for the Quarter:		$0.3984375

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstoneinvestment.com.

The Company also announced today that it plans to report earnings after the stock market closes on Tuesday, February 2, 2021, for its third fiscal quarter ended December 31, 2020. The Company will hold a conference call on Wednesday, February 3, 2021 at 8:30 a.m. EST to discuss its earnings results. Please call (866) 373-3416 to enter the conference call. An operator will monitor the call and set a queue for questions.

A conference call replay will be available after the call and will be accessible through February 10, 2021. To hear the replay, please dial (877) 660-6853 and use playback conference number 13713653.

The live audio broadcast of the Company’s conference call will be available online at www.gladstoneinvestment.com. The event will also be archived and available for replay on the Company’s website.

About Gladstone Investment Corporation: Gladstone Investment Corporation is a publicly traded business development company that seeks to make secured debt and equity investments in lower middle market businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Source: Gladstone Investment Corporation

Investor Relations Inquiries: Please visit www.gladstone.com or +1-703-287-5893.

Forward-looking Statements:

The statements in this press release regarding potential future distributions, earnings and operations of the Company are “forward-looking statements.” These forward-looking statements inherently involve certain risks and uncertainties in predicting future results and conditions. Although these statements are based on the Company’s current plans that are believed to be reasonable as of the date of this press release, a number of factors could cause actual results and conditions to differ materially from these forward-looking statements, including those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or otherwise, except as required by law.